Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated June 29, 2015, relating to our audits of the financial statements and financial highlights, which appear in the April 30, 2015 Annual Report to Shareholders of Toews Hedged Core Frontier Fund (formerly Toews Hedged Emerging Markets Fund), Toews Hedged Growth Allocation Fund, Toews Hedged High Yield Bond Fund, Toews Hedged Core W Fund (formerly Toews Hedged International Developed Markets Fund), Toews Hedged Core L Fund (formerly Toews Hedged Large-Cap Fund), Toews Hedged Core S Fund (formerly Toews Hedged Small & Mid Cap Fund), and Toews Unconstrained Income Fund, each a series of Northern Lights Fund Trust, which are also incorporated by reference into this Registration Statement.

We also consent to the references to our Firm under the captions “Financial Highlights”, "Independent Registered Public Accounting Firm" and “Policies and Procedures for Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ McGladrey LLP

Denver, Colorado

August 27, 2015